UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/04/2011

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14206

Texas	74-0607870
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas 79901
(Address of principal executive offices, including zip code)

(915) 543-5711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 4, 2011, the City Council for the City of El Paso (the "City") adopted a resolution ordering El Paso Electric Company (the "Company") to show cause why its base rates for electric service for customers within the city limits of El Paso should not be lowered. The Company must file a rate case with the City no later than February 1, 2012. The City will have until the 185th day after the date that the Company files its rate case to make a determination regarding the Company's base rates. On the same date the Company files its rate case with the City for rates inside the City limits, the Company plans to file a rate case with the other cities in its Texas service area and with the Public Utility Commission of Texas (PUCT) for rates outside any city limits. The City also scheduled a hearing for October 25, 2011 to consider establishing temporary rates pending the conclusion of the rate case.

As previously disclosed in our 8-K dated September 13, 2011, the Company believes that its current rates, which were approved by the PUCT in July 2010 with the concurrence of the City, are lawful and reasonable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Date: October 04, 2011	By:	/s/ DAVID G. CARPENTER
David G. Carpenter
Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)